UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2006

RemedyTemp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-5260	95-2890471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-425-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of RemedyTemp, Inc. (the "Company") approved amendments to the Company’s existing change in control severance agreements (each, a "Severance Agreement") with each of its named executive officers (Greg D. Palmer, Monty A. Houdeshell, Gunnar B. Gooding and Janet Hawkins) and certain other key employees. The amendments generally provide as follows:

• Following certain terminations of employment in connection with a change in control of the Company that entitle the executive to severance benefits pursuant to his or her existing Severance Agreement, the Company will also pay or reimburse the executive’s premiums if the executive elects continued medical coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). This benefit will continue following the executive’s severance for a period of up to eighteen months in the case of Messrs. Palmer and Houdeshell and up to twelve months in the case of Mr. Gooding and Ms. Hawkins.

• In the case of Mr. Palmer’s agreement, it was clarified that Mr. Palmer will be entitled to a gross-up payment from the Company if any of his benefits in connection with a change in control will be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 ("Section 280G"). Mr. Palmer’s current employment agreement with the Company already provided for such a gross-up payment in such circumstances.

• Mr. Houdeshell’s Severance Agreement was amended to provide that if any of his benefits in connection with a change in control will be subject to the excise tax imposed under Section 280G, the benefits will be reduced to an amount that will not trigger the excise tax if the amount of the reduction is $40,000 or less. Otherwise, Mr. Houdeshell will be entitled to a gross-up payment with respect to such benefits.

The amendment agreements for Messrs. Palmer, Houdeshell and Gooding and for Ms. Hawkins are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference.

On April 12, 2006, the Compensation Committee also approved a three and one-half percent (3-1/2%) base salary increase for each of Messrs. Palmer, Houdeshell and Gooding.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment Agreement with Greg D. Palmer.

10.2 Amendment Agreement with Monty A. Houdeshell.

10.3 Amendment Agreement with Gunnar B. Gooding.

10.4 Amendment Agreement with Janet Hawkins.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemedyTemp, Inc.

April 17, 2006	By:	/s/ Monty A. Houdeshell

Name: Monty A. Houdeshell
Title: Senior Vice President and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Agreement with Greg D. Palmer.
10.2	Amendment Agreement with Monty A. Houdeshell.
10.3	Amendment Agreement with Gunnar B. Gooding.
10.4	Amendment Agreement with Janet Hawkins.